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                                                                     EXHIBIT 5.1





                                  July 3, 2001



Northern Border Partners, L.P. and
Northern Border Intermediate Limited Partnership
1400 Smith Street
Houston, Texas  77002

Ladies and Gentlemen:

         We have acted as counsel for Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the filing by the Partnership and Northern Border Intermediate Limited Partnership, a Delaware limited partnership (the "Intermediate Partnership"), with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") with respect to (i) the issuance by the Partnership of up to $225,000,000 aggregate amount of its 7.10% Senior Notes due 2011, Series A (the "Exchange Notes"), registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $225,000,000 aggregate amount of the Partnership's outstanding 7.10% Senior Notes (the "Outstanding Notes") and (ii) the Intermediate Partnership's guarantee (the "Exchange Guarantee"), which guarantees the payment of the Exchange Notes on a senior unsecured basis, also registered pursuant to the Registration Statement under the Securities Act. The Exchange Notes are to be issued pursuant to an Indenture dated as of March 21, 2001 (the "Indenture") among the Partnership, the Intermediate Partnership and Bank One Trust Company, N.A., as Trustee.

         Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and records of the Partnership and the Intermediate Partnership, including the Indenture and the Exchange Guarantee, and we reviewed such questions of law, as we considered appropriate.

         Based upon the foregoing, we are of the opinion that:

                  (i) When the Registration Statement has become effective under the Securities Act, and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Partnership, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.
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                  (ii) When the Registration Statement has become effective
under the Securities Act and the Exchange Guarantee has been duly executed and delivered by the Intermediate Partnership and the Trustee, the Exchange Guarantee will constitute a valid and legally binding obligation of the Intermediate Partnership, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

                  (iii) We hereby confirm that the discussion and the legal conclusions set forth in the Registration Statement under the heading "United States Federal Tax Considerations" are accurate and complete in all material respects and constitute our opinion, which is subject to the assumptions and qualifications set forth therein, as to the material tax consequences of the purchase, ownership and disposition of the Outstanding Notes and the Exchange Notes.

         We hereby consent to the statements made with respect to us under the caption "United States Federal Tax Considerations" and "Legal Matters" in the prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                           Very truly yours,


                                           VINSON & ELKINS L.L.P.